Execution Version

FIRST SUPPLEMENTAL INDENTURE

between

KINGSTONE COMPANIES, INC.,
as Issuer,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

5.50% Senior Unsecured Notes due 2022

Dated as of December 19, 2017

TABLE OF CONTENTS

Page

ARTICLE I
SENIOR NOTES

ARTICLE II
MISCELLANEOUS PROVISIONS

This FIRST SUPPLEMENTAL INDENTURE, dated as of December 19, 2017 (this "**First Supplemental Indenture**"), between Kingstone Companies, Inc., a Delaware corporation (the "**Company**"), and Wilmington Trust, National Association, as trustee (the "**Trustee**"), supplementing the Indenture, dated as of December 19, 2017 (the "**Original Indenture**"), between the Company and the Trustee.

RECITALS

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide for the future issuance of the Company's senior debt securities (the "**Securities**"), to be issued from time to time in one or more series as might be determined by the Company under the Original Indenture;

WHEREAS, pursuant to the terms of the Original Indenture and this First Supplemental Indenture (together, the "**Indenture**"), the Company desires to provide for the establishment of a new series of Securities to be known as the 5.50% Senior Unsecured Notes due 2022 (the "**Senior Notes**"), the form and substance of such Senior Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;

WHEREAS, the Company has requested that the Trustee, in respect to the Senior Notes, execute and deliver this First Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I
SENIOR NOTES

SECTION 1.01 *Definitions.*

Unless the context otherwise requires or unless otherwise set forth herein:

(a) a term not defined herein that is defined in the Original Indenture, has the same meaning when used in this First Supplemental Indenture;

(b) the definition of any term in this First Supplemental Indenture that is also defined in the Original Indenture, shall for the purposes of this First Supplemental Indenture supersede the definition of such term in the Original Indenture;

(c) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(d) the definition of a term in this First Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Original Indenture insofar as the use or effect of such term in the Original Indenture, as previously defined, is concerned;

(e) the singular includes the plural and *vice versa*;

(f) headings are for convenience of reference only and do not affect interpretation; and

(g) the following terms have the meanings given to them in this Section 1.01(g):

"**Comparable Treasury Issue**" means, with respect to any Redemption Date for the Senior Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes (assuming, for this purpose, that the Senior Notes mature on applicable Redemption Date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

"**Comparable Treasury Price**" means, with respect to any Redemption Date for the Senior Notes, (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if the Independent Investment Banker obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such Redemption Date, the average of all such quotations or (iii) if the Independent Investment Banker obtains only one such Reference Treasury Dealer Quotation for such Redemption Date, that Reference Treasury Dealer Quotation.

"**Independent Investment Banker**" means, with respect to any Redemption Date for the Senior Notes, an independent investment banking institution of national standing in the United States of America appointed by the Company.

"**Interest Payment Date**" means June 30 and December 30 of each year, commencing June 30, 2018.

"**Material Subsidiary**" means a direct or indirect subsidiary of the Company that is an insurance company with statutory surplus of at least $15,000,000 for the most recently completed fiscal quarter.

"**Original Issue Date**" means December 19, 2017.

"**Redemption Date**" means the date fixed for the redemption of the Senior Notes by or pursuant to the Indenture.

"**Reference Treasury Dealer**" means, with respect to any Redemption Date for the Senior Notes, any primary U.S. Government securities dealer in New York City selected by the Company.

"**Reference Treasury Dealer Quotation**" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Senior Notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

"**Regular Record Date**" means, with respect to each Interest Payment Date, the close of business on the preceding June 15 and December 15, as the case may be (whether or not a Business Day).

"**Stated Maturity**" means December 30, 2022.

"**Treasury Rate**" means, with respect to any Redemption Date for the Senior Notes, (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently available Data Download Program designated "H.15" or any successor publication or program which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity for the Senior Notes (assuming, for this purpose, that the Senior Notes mature on the applicable Redemption Date), yields for the two published maturities most closely corresponding to such Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date.

SECTION 1.02 *Establishment.*

(a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 5.50% Senior Unsecured Notes due 2022.

(b) There are to be authenticated and delivered the Senior Notes, initially limited in aggregate principal amount to $30,000,000, and no further Senior Notes shall be authenticated and delivered except as provided by Sections 2.04, 3.06, 3.07, 3.10 or 11.04 of the Original Indenture; *provided, however*, that the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, *provided* that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. The Senior Notes shall be issued in fully registered form.

(c) The Senior Notes shall be issued in the form of one or more Global Debt Securities, registered in the name of the Depositary (as defined below) or its nominee. Each Global Debt Security and the Trustee's Certificate of Authentication thereof, shall be in substantially the form set forth in Exhibit A hereto. The depositary with respect to the Senior Notes shall be The Depository Trust Company (the "**Depositary**").

(d) Each Senior Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.03 *Payment of Principal and Interest.*

(a) The principal of the Senior Notes shall be due at Stated Maturity. The unpaid principal amount of the Senior Notes shall bear interest at the rate of 5.50% per year until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing June 30, 2018, to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date, *provided* that interest payable at the Stated Maturity or upon redemption will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.08 of the Original Indenture.

(b) Payments of interest on the Senior Notes will include interest accrued from the most recent date to which interest has been paid (or the Original Issue Date if no interest has been paid) to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

(c) In the event that any date on which interest is payable on the Senior Notes is not a Business Day (including the Redemption Date), then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

(d) The Trustee is hereby designated as paying agent for the Senior Notes and all payments of the principal of, and premium, if any, and interest due on the Senior Notes at the Stated Maturity or upon redemption will be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee in the United States.

(e) The principal of, and premium, if any, and interest due on the Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. At the option of the Company, payment of interest (including interest on any Interest Payment Date) may be made, subject to such surrender where applicable and subject, in the case of a Global Debt Security, to the Trustee's arrangements with the Depositary, by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register, provided that all payments of principal and interest with respect to Senior Notes a Holder of which owns at least $10,000,000 in aggregate principal amount and has given wire transfer

instructions to the paying agent at least 10 Business Days prior to the applicable payment date shall be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof.

SECTION 1.04 *Denominations.*

The Senior Notes may be issued in minimum denominations of $1,000, or any integral multiples of $1,000 in excess thereof.

SECTION 1.05 *Global Debt Securities.*

(a) Except under the limited circumstances described below, Senior Notes represented by Global Debt Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Debt Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

(b) Except as otherwise provided in this First Supplemental Indenture, owners of beneficial interests in such Global Debt Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Debt Security representing a Senior Note shall be exchangeable, except for another Global Debt Security of like denomination and to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Debt Securities shall be exercised only through the Depositary.

(c) A Global Debt Security shall be exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Senior Notes or if at any time the Depositary shall no longer be registered or in good standing as a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or default has occurred and is continuing with respect to the Senior Notes or (iii) subject to the procedures of the Depositary, the Company in its sole discretion determines that the Senior Notes shall be exchangeable for Senior Notes in definitive registered form and executes and, in each case, delivers to the Debt Security Registrar a written order of the Company providing that the Senior Notes shall be so exchangeable, the Senior Notes shall be exchangeable for Senior Notes in definitive registered form, *provided* that the definitive Senior Notes so issued in exchange for the Senior Notes shall be in minimum denominations of $1,000, or any integral multiples of $1,000 in excess thereof, and be of like aggregate principal amount and tenor as the portion of the Senior Notes to be exchanged. Except as provided herein, owners of beneficial interests in the Senior Notes will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any paying agent, the Debt Security Registrar or any of their agents shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Senior Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Debt Security that is exchangeable pursuant to this Section 1.05(c) shall be exchangeable for Senior Notes registered in such names as the Depositary shall direct.

SECTION 1.06 *Transfer.*

The Trustee is hereby designated as Debt Security Registrar for the Senior Notes. No service charge will be made for any registration of transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.07 *Defeasance.*

The provisions of Sections 13.01 and 13.02 of the Original Indenture will apply to the Senior Notes.

SECTION 1.08 *Redemption at the Option of the Company.*

(a) At any time and from time to time, the Senior Notes may be redeemed by the Company, in whole or from time to time in part, at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Senior Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed that would be due if the Senior Notes matured on the applicable Redemption Date (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in the case of both clause (i) and clause (ii) above, accrued and unpaid interest on the principal amount of the Senior Notes being redeemed up to, but not including, such Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Senior Notes (or one or more Predecessor Debt Securities) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture. Any such redemption shall be effected in accordance with the terms and conditions set forth in the Indenture. The Company shall calculate the Redemption Price and the Trustee shall have no duty to calculate or verify the Company's calculation of the Redemption Price.

(b) Notice of any redemption will be mailed at least 15 days but not more than 45 days before the applicable Redemption Date to each Holder of the Senior Notes to be redeemed at such Holder's registered address, provided, however, that notices of redemption may be sent more than 45 days prior to a Redemption Date if such notices of redemption are issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Indenture pursuant to Section 1.07 hereof and Article 13 of the Original Indenture. If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of the Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in minimum amounts of $1,000 and integral multiples of $1,000 in excess thereof and shall thereafter promptly notify the Company in writing of the numbers of Senior Notes to be redeemed, in whole or in part; *provided* that if the Senior Notes are represented by one or more Global Debt Securities, interests in such Global Debt Securities shall be selected for redemption by the Depositary in accordance with its applicable procedures therefor.

SECTION 1.09 *No Sinking Fund.*

The Senior Notes shall not be entitled to any sinking fund.

SECTION 1.10 *Material Subsidiaries.*

(a) Subject to Section 1.10(c), the Company shall not:

(i) directly or indirectly, sell, assign, pledge, transfer or otherwise dispose, and shall not permit any of its subsidiaries to, directly or indirectly, sell, pledge, assign, transfer or otherwise dispose of, shares of voting capital stock, or securities convertible into voting stock, or options, warrants or rights to subscribe for or purchase voting capital stock of a Material Subsidiary; or

(ii) permit a Material Subsidiary to issue, sell or otherwise dispose of any shares of its voting capital stock or securities convertible into its voting capital stock or options, warrants or rights to subscribe for or purchase its voting capital stock, unless the Company will own, directly or indirectly, at least 90% of the issued and outstanding voting stock of the Material Subsidiary after giving effect to such transaction; provided, that this Section 1.10(a)(ii) shall not apply to a transaction subject to the provisions of Article 12 of the Original Indenture).

(b) Subject to Section 1.10(c) below, the Company shall not permit any Material Subsidiary to:

(i) merge or consolidate with or into any corporation or other Person, unless such Material Subsidiary is the surviving corporation or Person, or unless the Company will own, directly or indirectly, at least 90% of the surviving corporation's issued and outstanding voting stock;

(ii) lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other Person (other than the Company), unless the Company will own, directly or indirectly, at least 90% of the issued and outstanding voting stock of that corporation or other Person; or

(iii) pay any dividend in a Material Subsidiary's voting capital stock or make any other distribution in its voting capital stock, other than to the Company or its other subsidiaries, unless the Material Subsidiary to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest of the Senior Notes.

(c) Notwithstanding Section 1.10(a) and (b), the Company may agree to any merger or consolidation or sale, lease, assignment, pledge or transfer of securities, properties or assets of or with respect to a Material Subsidiary if: (i) required by law and such lease, sale, assignment or transfer of securities is made to any Person for the purpose of the qualification of such Person to serve as a director; (ii) such lease, sale, assignment or transfer of securities is made by the Company or any of its subsidiaries acting in a fiduciary capacity for any Person other than the Company or any of its subsidiaries; (iii) made in connection with the consolidation of the Company with or the sale, lease or conveyance of all or substantially all of the assets of the Company to, or merger of the Company with or into, any other Person (which transaction will be subject to the provisions of Article 12 of the Original Indenture); or (iv) it is required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by the Company of another entity; provided that in the case of (iv) only, after giving effect to such acquisition, (A) at least 90% of the issued and outstanding voting stock of such entity will be owned, directly or indirectly, by the Company and (B) the Company's consolidated assets will be at least equal to 70% of its consolidated assets prior to the acquisition; provided, that the foregoing shall not prohibit the Company or a Material Subsidiary from pledging any assets to secure borrowings incurred in the ordinary course of business.

(d) The Company shall not, and it shall not permit any of its subsidiaries to, incur debt for borrowed money, commitments for the extension of debt for borrowed money or other obligations in excess of the greater of (I) $10,000,000 and (II) 10% of shareholders' equity as reported in the most recent consolidated financial statements of the Company filed with the U.S. Securities and Exchange Commission, in each case in the aggregate, which is secured by any shares of voting stock of a Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the Senior Notes equally and ratably with that secured debt; provided, however, that this Section 1.10(d) shall not apply to the extent that the Company continues to own, directly or indirectly, at least 90% of the issued and outstanding voting stock of each Material Subsidiary (treating that encumbrance as a transfer of those shares to the secured party); provided, further, that this Section 1.10(d) shall not apply with respect to any (i) pledge, encumbrance or lien to secure the Company's indebtedness or the indebtedness of a subsidiary as part of the purchase price of such shares of voting stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof; (ii) lien for taxes, assessments or other government charges or levies (A) which are not yet due or payable without penalty, (B) which the Company is contesting in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles, or (C) which secure obligations of less than $500,000 in amount; or (iii) lien of any judgment, if that judgment (X) is discharged, or stayed on appeal or otherwise, within 90 days, (Y) is currently being contested in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (Z) involves claims of less than $500,000.

ARTICLE II
MISCELLANEOUS PROVISIONS

This First Supplemental Indenture will become effective upon its execution and delivery.

SECTION 2.01 *Senior Notes Unaffected by Other Supplemental Indentures.*

To the extent the terms of the Original Indenture are amended by any other supplemental indentures, no such amendment shall relate or apply to the Senior Notes. To the extent the terms of the Original Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Securities. This First Supplemental Indenture shall relate and apply solely to the Senior Notes.

SECTION 2.02 *Trustee Not Responsible for Recitals.*

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or the Senior Notes.

SECTION 2.03 *Ratification and Incorporation of Original Indenture.*

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.04 *Governing Law.*

This First Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 2.05 *Separability.*

In case any one or more of the provisions contained in this First Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Senior Notes, but this First Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.06 *Executed in Counterparts.*

This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (e.g., ".pdf" or ".tif") transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., ".pdf" or ".tif") shall be deemed to be their original signatures for all purposes.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

KINGSTONE COMPANIES, INC.,
as Issuer

By: Victor Brodsky
Name: VICTOR BRODSKY
Title: CFO

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: ______________________
Name:
Title:

[Signature Page to First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

KINGSTONE COMPANIES, INC.,
as Issuer

By: ______________________________
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: Michael H. Wass
Name: Michael H. Wass
Title: Vice President

EXHIBIT A

(FORM OF 5.50% SENIOR UNSECURED NOTES DUE 2022)

THIS SENIOR NOTE IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO KINGSTONE COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.05 OF THE FIRST SUPPLEMENTAL INDENTURE, THIS SENIOR NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. []

CUSIP No.: 496719 AA3
ISIN No.: US496719AA34

KINGSTONE COMPANIES, INC.

Global Certificate initially representing
$30,000,000 aggregate principal amount of
5.50% Senior Unsecured Notes due 2022

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding June 15 and December 15, as the case may be (whether or not a Business Day).
Original Issue Date:	December 19, 2017
Stated Maturity:	December 30, 2022
Interest Payment Dates:	June 30 and December 30 of each year, commencing June 30, 2018
Interest Rate:	5.50% per year
Authorized Denomination:	$1,000, or any integral multiples of $1,000 in excess thereof.

This Global Certificate is in respect of a duly authorized issue of 5.50% Senior Unsecured Notes due 2022 (the "**Senior Notes**") of Kingstone Companies, Inc., a Delaware corporation (the "**Company**," which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Senior Notes represented by this Global Certificate on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing June 30, 2018, and on the Stated Maturity at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or any Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, *provided* that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.08 of the Original Indenture.

Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day (including the Redemption Date), then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of, and premium, if any, and interest due on this Senior Note at the Stated Maturity or upon redemption will be made upon surrender of this Senior Note at the Corporate Trust Office of the Trustee in the United States. The principal of, and premium, if any, and interest due on this Senior Note shall be paid in such coin

or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. At the option of the Company, payment of interest (including interest on any Interest Payment Date) may be made, subject to such surrender where applicable and subject to the Trustee's arrangements with the Depositary, by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register, provided that all payments of principal and interest with respect to this Senior Note, if held by a Holder which owns at least $10,000,000 in aggregate principal amount of Senior Notes and has given wire transfer instructions to the paying agent at least 10 Business Days prior to the applicable payment date shall be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof.

The Senior Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the Company's existing and future unsecured and unsubordinated indebtedness. The Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

KINGSTONE COMPANIES, INC.

By: ______________________________
Name:
Title:

[Signature Page to Global Certificate]

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: ______________________________
Authorized Signatory

Dated:

REVERSE OF SENIOR NOTE

1. This Senior Note is one of a duly authorized issue of senior debt securities of the Company (the "**Securities**") issued and issuable in one or more series under an Indenture dated as of December 19, 2017 (the "**Original Indenture**"), as supplemented by the First Supplemental Indenture, dated as of December 19, 2017 (the "**First Supplemental Indenture**," and together with the Original Indenture, the "**Indenture**"), between the Company and Wilmington Trust, National Association, as trustee (the "**Trustee**," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof as the 5.50% Senior Unsecured Notes due 2022, initially limited in aggregate principal amount of $30,000,000; *provided, however*, that (subject to the provisions of the First Supplemental Indenture) the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, *provided* that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2. This Senior Note is exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Senior Note or if at any time the Depositary shall no longer be registered or in good standing as a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or default has occurred and is continuing with respect to the Senior Notes or (iii) subject to the procedures of the Depositary, the Company in its sole discretion determines that this Senior Note shall be exchangeable for Senior Notes in definitive registered form and executes and delivers to the Debt Security Registrar a written order of the Company providing that this Senior Note shall be so exchangeable, this Senior Note shall be exchangeable for Senior Notes in definitive registered form, *provided* that the definitive Senior Notes so issued in exchange for this Senior Note shall be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this Senior Note to be exchanged. Except as provided above or in the First Supplemental Indenture, owners of beneficial interests in this Senior Note will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any paying agent nor the Debt Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Senior Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

3. If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of greater than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this

Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

5. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Senior Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

6. At any time and from time to time, the Senior Notes may be redeemed by the Company, in whole or from time to time in part, at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Senior Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed that would be due if the Senior Notes matured on the applicable Redemption Date (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in the case of both clause (i) and clause (ii) above, accrued and unpaid interest on the principal amount of the Senior Notes being redeemed up to, but not including, such Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Senior Notes (or one or more Predecessor Debt Securities) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture.. Any such redemption shall be effected in accordance with the terms and conditions set forth in the Indenture. The Company shall calculate the Redemption Price and the Trustee shall have no duty to calculate or verify the Company's calculation of the Redemption Price.

7. Notice of any redemption will be mailed at least 15 days but not more than 45 days before the applicable Redemption Date to each Holder of the Senior Notes to be redeemed at such Holder's registered address, provided, however, that notices of redemption may be sent more than 45 days prior to a Redemption Date such notices of redemption are issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Indenture pursuant to Section 1.07 of the First Supplemental Indenture and Article 13 of the Original Indenture. If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of the Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in minimum amounts of $1,000 and integral multiples of $1,000 in excess thereof and shall thereafter promptly notify the Company in writing of the numbers of Senior Notes to be redeemed, in whole or in part; *provided* that if the Senior Notes are represented by one or more Global Debt Securities, interests in such Global Debt Securities shall be selected for redemption by the Depositary in accordance with its applicable procedures therefor.

8. No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Senior Note at the time, place and rate, and in the coin or currency, herein prescribed.

9. (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Debt Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Debt Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b) Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee, any paying agent and the Debt Security Registrar of the Company or the Trustee may deem and treat the Person in whose name this Senior Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the First Supplement Indenture), whether or not this Senior Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Debt Security Registrar, and neither the Company nor the Trustee

nor any paying agent nor the Debt Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the First Supplemental Indenture, all payments of the principal of and premium, if any, and interest due on this Senior Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Senior Note.

(c) The Senior Notes are issuable only in registered form without coupons in minimum denominations of $1,000, or any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.

10. No recourse shall be had for payment of the principal of, or premium, if any, or interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

11. This Senior Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with laws of said State.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

UNIF GIFT MIN ACT - Custodian under Uniform Gift to Minors Act

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(State)

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common.

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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(please insert Social Security or other identifying number of assignee)

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

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agent to transfer said Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: ______________________

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NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.